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                                                                    EXHIBIT 10.6
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                           BJ'S WHOLESALE CLUB, INC.

                             GROWTH INCENTIVE PLAN


     WHEREAS, the Participants are in high-level management positions in the Company or its subsidiaries and are key to the long-term success of the Company;

     WHEREAS, the Company desires to provide an incentive to focus the Participants' attention and efforts on long-term growth and profitability;

     NOW THEREFORE, the Company hereby adopts the Plan, as hereinafter set forth, effective as of the Effective Date.

                                  * * * * * *

                           ARTICLE 1.   DEFINITIONS

The following terms as used in the Plan shall have the following meanings:

     "Award Period" shall mean a period of a certain number of consecutive fiscal years (or portions thereof), as determined by the Committee in its discretion. Award Periods may overlap and employees may participate simultaneously with respect to more than one Award Period.

     "Committee" shall mean the Executive Compensation Committee of the Board of Directors of BJ's Wholesale Club, Inc.

     "Company" shall mean BJ's Wholesale Club, Inc. and its subsidiaries.

     "Effective Date" shall mean the date on which Waban Inc. completes the spin-off of the Company by distributing to Waban's stockholders on a pro rata basis all of the outstanding shares of Common Stock of the Company held by Waban Inc.

     "Incentive Measurement" shall mean any one or combination of the following objective measures of performance or growth, as the Committee shall determine: operating income, pre-tax income, net income, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment.

     "Incentive Unit" shall mean an incentive unit granted to each Participant, the value of which equals a certain percentage of the growth in the Incentive Measurement achieved over the Award Period, as determined by the Committee.
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     "Participant" shall mean an employee in a high-level management position in the Company who is selected by the Committee, in its discretion, to be a participant in the Plan.

     "Plan" shall mean the BJ's Wholesale Club, Inc. Growth Incentive Plan, as herein set forth, including any and all amendments hereto and restatements hereof.


                     ARTICLE 2.   BENEFITS UNDER THE PLAN

     2.1  Granting of Awards.

          (a) The Grant. On or before the commencement of each Award Period, the Committee shall determine (i) which employees shall be Participants in the Plan, (ii) the amount of Incentive Units to be granted to each Participant, and
(iii) the method or formula for determining the value of each Incentive Unit, based on the Incentive Measurement.

          (b) Payment Dates. On or before the commencement of each Award Period, the Committee shall determine (i) the date or dates on or about which payment in respect of Incentive Units shall be made, and (ii) the amount of each Participant's Incentive Units which may be redeemed on such payment dates. One such payment date shall occur at some time within three (3) months after the end of the Award Period and other payment date(s) may occur one (1) or more years after such date (the "Deferred Payment Date").

     2.2 Value of Incentive Units. On or before the commencement of each Award Period, the Committee shall determine (i) the factor(s) comprising the Incentive Measurement, and (ii) the Incentive Measurement's base value, i.e., the value against which growth shall be measured. Notwithstanding the prior sentence, the Incentive Measurement's base value may be appropriately adjusted by the Committee, pursuant to Section 2.5(i) hereof, after the certification of the Company's financial statements by the Company's independent public accountant for the fiscal year immediately preceding the commencement of the Award Period. In the Committee's discretion, Incentive Measurements may vary with respect to Incentive Unit grants made to individual Participants or groups of Participants.

     2.3 Award Opportunity. Upon the completion of each Award Period and the certification of the Company's financial statements by the Company's independent public accountants for the last fiscal year in said Award Period, the Committee shall cause to be re-valued the Incentive Measurement in order to determine the growth over the Incentive Measurement's base value and, thus, the value of each Incentive Unit. Notwithstanding anything to the contrary herein contained or implied, the Committee may make appropriate adjustments to the value of the Incentive Measurement to avoid

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undue windfalls or hardships due to external conditions outside the control of management, nonrecurring or abnormal items, changes in accounting practices, or such other matters as the Committee, in its discretion, shall determine; however, the Committee shall make no adjustments to the performance criteria whose effect is to increase the growth incentive payment to the Chief Executive Officer or to other executive officers as of the end of the year who are named in the proxy statement, except as provided in Section 2.5 hereof.

     2.4  Payment of Awards.

          (a) Employees on Last Day of Award Period or Deferred Payment Date. Participants employed by the Company on the last day of the Award Period shall be entitled to receive payment (to the extent not deferred) as soon as practicable thereafter; Participants employed on the Deferred Payment Date shall be entitled to receive payment of deferred amounts, if applicable, as soon as practicable thereafter. Notwithstanding anything to the contrary herein contained or implied, in no event shall a Participant's incentive payment for an Award Period exceed $2,000,000 in any calendar year.

          (b) Termination of Employment in the Event of Death, Disability or Retirement. If the termination of employment of a Participant occurs before the end of an Award Period due to: (i) death, (ii) disability (as defined under the Company's long-term disability plan), or (iii) retirement on or after the attainment of age fifty-five (55), the Participant shall be entitled to pro-rated payment in respect of Incentive Units, determined as of the end of the fiscal year in which the Participant's termination of employment due to death, disability or retirement occurs. Payment shall be made as soon as practicable following the end of the fiscal year in which termination of employment due to death, disability or retirement has occurred. In the event of termination of employment due to death, disability or retirement after the end of the Award Period and prior to a Deferred Payment Date, payment with respect to any outstanding deferred payment amount shall be made as soon as practicable after such termination.

          (c) Termination of Employment for Any Reason Other than Death, Disability or Retirement. In the event of the Participant's termination of employment for any reason other than death, disability or retirement prior to the end of the Award Period, the Participant shall have no rights under the Plan and shall not be entitled to receive payment with respect to any Incentive Unit. In the event of the Participant's termination of employment for any reason other than death, disability or retirement prior to a Deferred Payment Date, the Participant shall not be entitled to receive payment with respect to any outstanding deferred payment amount.

     2.5 Restrictions on Adjustments to Incentive Measurement. The Committee shall make no adjustments to the Incentive Measurement whose effect is to increase the

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growth incentive payment to the Chief Executive Officer or to other executive officers as of the end of the year who are named in the proxy statement, except for the following:

          (a) Events classified as extraordinary items or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

          (b) Disposal of a business segment or a group of two or more warehouse stores, a major administrative unit, or major assets, if quantified and disclosed in Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company's Annual Report on Form 10-K.

          (c) Conversion of convertible bonds or convertible preferred stock into common stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the Incentive Measurement; or an increase in the number of common shares for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by stock options, restricted stock or other stock-based awards under the Company's 1997 Stock Incentive Plans or any similar plan.

          (d) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

          (e) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission or the Financial Accounting Standards Board and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

          (f) Unusual and material losses beyond the Company's control, such as acts of God (e.g., earthquake or widespread hurricane damage).

          (g) Reserves for future period events which will not occur until after the performance measurement period.

          (h) Adjustments attributable to prior periods in the case of a newly acquired business.

          (i) Adjustments of the Incentive Measurement's base value made immediately after completion of the audit of the fiscal year immediately preceding the Award Period, made solely to "true-up" amounts that were based on estimated results for said preceding year.

          (j) Gains and losses from sales of a minority interest in a subsidiary.

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          (k)  Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the Incentive Measurement. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

     In no event, however, shall the Committee make any adjustment which would cause incentive awards not to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


                    ARTICLE 3.   DESIGNATION OF BENEFICIARY

     Each Participant shall have the right to file with the Committee a written designation of one or more persons as beneficiary(ies) who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant's death. A Participant may modify the beneficiary designation by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation or modification thereof shall be effective unless received by the Committee prior to the Participant's death.

     If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, the amount payable under the Plan upon the Participant's death shall be made to the Participant's surviving spouse; if there is no surviving spouse, payment shall be made to the Participant's estate.


             ARTICLE 4.   PLAN ADMINISTRATION AND INDEMNIFICATION

     4.1 Plan Administration. This Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to interpret the terms and provisions of the Plan; and to make all other determinations necessary or advisable for its administration. The Committee's determination shall be final and binding on all parties.

     4.2 Indemnification. The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on such Committee, excepting only expenses and liabilities arising from such member's own gross negligence or willful misconduct, as determined by the Board of Directors or outside counsel designated by the Board of Directors.


                   ARTICLE 5.   EFFECT ON EMPLOYMENT RIGHTS

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     The Plan shall not constitute an employment contract and nothing contained in the Plan shall confer upon the Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of the Plan.


                        ARTICLE 6.   CHANGE OF CONTROL

     In the event of the merger, sale, consolidation, dissolution, liquidation, or Change of Control of the Company (as defined in Annex A hereto), the Committee shall thereupon cause to be re-valued the Incentive Measurement, in the manner described herein, and shall provide that Incentive Units be redeemed as soon as practicable thereafter in lieu of payments that would otherwise be made under Article 2 hereof, regardless of when the end of the Award Period or Deferred Payment Date is scheduled to occur. Such re-valuation of the Incentive Measurement shall be determined based on (i) the Company's actual performance or growth with respect to those fiscal years within the Award Period which have ended prior to the merger, sale, consolidation, dissolution, liquidation, or Change of Control, plus (ii) for the fiscal year in which occurs the merger, sale, consolidation, dissolution, liquidation, or Change of Control, the Company's projected performance or growth as provided in the fiscal year's financial plan (as presented to the Company's Board of Directors at the beginning of the fiscal year) pro-rated based on the number of days in said fiscal year preceding the merger, sale, consolidation, dissolution, liquidation, or Change of Control.


               ARTICLE 7.   AMENDMENT OR TERMINATION OF THE PLAN

     The Plan may be amended, suspended or terminated in whole or in part at any time and from time to time by the Committee. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under this Plan if the end of the Award Period has occurred prior to the date of such amendment, suspension or termination.


                          ARTICLE 8.   NON-ASSIGNMENT

     The right to benefits hereunder shall not be assignable, and the Participant shall not be entitled to have such payments commuted or made otherwise than in accordance with the provisions of the Plan.


                           ARTICLE 9.   CONSTRUCTION

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     9.1  Heading and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     9.2 Singular Includes Plural. Except where otherwise clearly indicated by context, the singular shall include the plural, and vice-versa.


ARTICLE 10  CONTINUATION INCENTIVE UNITS AND REPLACEMENT INCENTIVE UNITS GRANTED
                          IN CONNECTION WITH SPIN-OFF

     Notwithstanding any other provision of the Plan, in connection with the spin-off of the Company by Waban Inc. ("Waban"), the Committee may grant to any Participant (i) incentive units which are intended to serve as a continuation of incentive units previously granted to such Participant ("Continuation Incentive Units") under the Waban Growth Incentive Plan (the "WGIP"), and (ii) incentive units which are intended to serve as a replacement of incentive units previously granted to such Participant ("Replacement Incentive Units") under the WGIP.

     Each Continuation Incentive Unit shall (i) be considered to be a continuation of the incentive unit previously granted under the WGIP, as adjusted to reflect the assumption by the Company of Waban's obligations under such incentive unit, (ii) be based upon the same Award Periods and Incentive Measurements as the continued incentive unit, as adjusted to reflect the effects of the spin-off on the Company structure (e.g., interest expense, corporate overhead), and (iii) as determined by the Committee (subject to the approval of the ECC), provide no additional value or benefits other than those provided by the continued incentive unit, the approval of the ECC to be final and binding for all purposes. In addition, with respect to each Continuation Incentive Unit, a Change in Control shall have the meaning set forth in Annex B hereto. Except as otherwise set forth in this Article 10 or determined by the Committee (subject to the approval of the ECC), each Continuation Incentive Unit shall be subject to all other terms of the Plan and shall be subject, before payment, to certification by the ECC that all Incentive Measurements have been satisfied.

     Each Replacement Incentive Unit shall be granted upon such terms and conditions, and in accordance with such Award Periods (including an Award Period beginning prior to the current Fiscal Year) and Incentive Measurements, as the Committee deems appropriate.

                           ARTICLE 11.  RELEVANT LAW

     This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by federal law.


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                                    ANNEX A

                        DEFINITION OF CHANGE IN CONTROL
                        -------------------------------

For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

          (c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section
(c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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                                    ANNEX B

                        DEFINITION OF CHANGE IN CONTROL
                  WITH RESPECT TO CONTINUATION INCENTIVE UNITS
                  --------------------------------------------


     For the purposes of the Plan, "Change of Control" with respect to Continuation Incentive Units shall mean the occurrence of any one of the following events:

     (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that no transaction shall be deemed to be a Change of Control as to a Participant (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the ECC shall otherwise determine prior to such occurrence, if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control; or

     (b) any Person other than the Company, any wholly owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the ECC shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

     (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

     (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the ECC, no transaction shall constitute a Change of Control as to Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).


          In addition, for purposes of this Annex B the following terms have the meanings set forth below:

               "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

               A Person shall be deemed to be the "owner" of any Common Stock:

               (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

               (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

               (iii) which such Person or any of its affiliates or associates
                     (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1,
                     1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

               "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989; provided, however, that the term "Person" shall not include (a) any individuals who are descendants of Max Feldberg or Morris Feldberg, (b) any relatives of the fourth degree of consanguinity or closer of such descendants or (c) custodians, trustees or legal representatives of such persons.

               A "Participant Related Party" shall mean any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

               "Participant" means a participant in the Plan.


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